Exhibit 5.1

July 21, 2009

Arotech Corporation
1229 Oak Valley Drive
Ann Arbor, Michigan 48108

Re:           Registration Statement on Form S-8 under the Securities Act of 1933, as amended

Dear Sirs:

We have acted as counsel to Arotech Corporation, a Delaware corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of 2,286,843 shares (the “Shares”) of the Company’s common stock issuable pursuant to the Company’s 2009 Equity Incentive Plan (the “Plan”) pursuant to a Registration Statement on Form S-8 (the “Registration Statement”).

As such counsel, we have reviewed the corporate proceedings taken by the Company with respect to the authorization of the issuance of the Shares.  We have also examined and relied upon originals or copies of such corporate records, documents, agreements or other instruments of the Company as we have deemed necessary to review. As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind), we have entirely relied upon certificates of officers of the Company, and have assumed, without independent inquiry, the accuracy of those certificates.

We have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing a document.  We have also assumed that the registration requirements of the Act and all applicable requirements of state laws regulating the sale of securities will have been duly satisfied.

We further assume that all Shares issued will be issued in accordance with the terms of the Plan.

Subject to the foregoing, it is our opinion that the Shares, when issued and delivered in accordance with the terms of the Plan, will be duly authorized, validly issued and non-assessable.

This opinion is limited to the provisions of the Delaware General Corporation Law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Lowenstein Sandler PC

LOWENSTEIN SANDLER PC

Lowenstein Sandler PC www.lowenstein.com

65 Livingston Avenue Roseland, NJ 07068 Tel 973 597 2500 Fax 973 597 2400 New York Palo Alto Roseland